Filed pursuant to Rule 424(b)(5)

Registration No. 333-252358

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 16, 2021)

85,000,000 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 57,857,143 Shares of Common Stock

Warrants to Purchase up to 142,857,143 Shares of Common Stock

Placement Agent Warrants to Purchase up to 10,714,286 Shares of Common Stock

Up to 211,428,572 Shares of Common Stock underlying Warrants, Pre-Funded Warrants and Placement Agent Warrants

CloudCommerce, Inc. is offering 85,000,000 shares of our common stock and warrants to purchase up to an aggregate of 142,857,143 shares of our common stock (or the common warrants), to an institutional investor. The common warrants have an exercise price of $0.07 per share and will be exercisable for a period of 5 years commencing upon the date of issuance. We are also offering pre-funded warrants to purchase up to 57,857,143 shares of common stock to such purchaser, in lieu of shares of common stock that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. The combined purchase price of each share of common stock and common warrant is $0.07. The purchase price of each pre-funded warrant and common warrant is $0.069 (equal to the combined purchase price per share and common warrant, minus $0.001), and the exercise price of each pre-funded warrant is $0.001 per share. We are also offering the shares of common stock that are issuable from time to time upon exercise of the common warrants and pre-funded warrants being offered by this prospectus supplement and the accompanying prospectus.

Our common stock is quoted on the OTC Pink under the symbol “CLWD.” On February 18, 2021, the last reported sales price of our common stock on the OTC Pink was $0.114 per share. There is no established trading market for the common warrants or pre-funded warrants and we do not intend to list the common warrants or pre-funded warrants on any securities exchange or nationally recognized trading system.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

We have engaged H.C. Wainwright & Co., LLC, or the placement agent, as our exclusive placement agent in connection with this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent the placement agent fees set forth in the table below. Pursuant to this prospectus supplement and the accompanying prospectus, we will also issue warrants to purchase up to 10,714,286 shares of common stock (the “Placement Agent Warrants”) to the placement agent, or its designees, as part of the compensation payable to the placement agent (the shares of common stock issuable upon exercise of the Placement Agent Warrants are also being registered hereby). The Placement Agent Warrants will have an exercise price of $0.0875 per share and will expire five years from the commencement of sales in this offering. See “Plan of Distribution” for more information regarding these arrangements.

	Combined Per Share and Common Warrant	Combined Per Pre-Funded Warrant and Common Warrant	Total
Offering price	$0.07	$0.069	$9,942,143
Placement agent’s fees(1)	$0.00525	$0.00525	$750,000
Proceeds to us, before expenses	$0.06475	$0.06375	$9,192,143

(1)	In addition, we have agreed to pay the placement agent for certain expenses and to issue common stock purchase warrants to the placement agent or its designees. See “Plan of Distribution” beginning on page S-10 of this prospectus supplement for additional information with respect to the compensation we will pay the placement agent.

Delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be occur on or about February 23, 2021.

H.C. Wainwright & Co.

The date of this prospectus supplement is February 19, 2021.

PROSPECTUS

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. Neither we nor the placement agent have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information contained in this prospectus supplement or the accompanying prospectus, or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, is accurate only as of the date of those respective documents. Neither the delivery of this prospectus supplement nor any distribution of securities pursuant to this prospectus supplement shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of securities. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. The information included or incorporated by reference in this prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein.

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process, under the Securities Act of 1933, as amended (the “Securities Act”).

Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of $100,000,000, of which this offering is a part.

In this prospectus supplement and the accompanying prospectus, unless the context otherwise requires, references to “CloudCommerce,” the “Company,” “we,” “our,” or “us,” refer to CloudCommerce, Inc. and its subsidiaries, unless the context suggests otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about our company, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus, and in the documents we incorporate by reference. This summary is not complete and does not contain all the information that you should consider before investing in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” contained in this prospectus supplement beginning on page S-4, and the risk factors, financial statements and notes incorporated by reference herein, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus.

Company Overview

CloudCommerce is a leading provider of digital advertising solutions. Our flagship solution, SWARM, analyzes a robust mix of audience data to help businesses find who to talk to, what to say to them, and how to market to them. We do this by applying advanced data science, behavioral science, artificial intelligence, and market research techniques to discover, develop and create custom audiences for highly targeted digital marketing campaigns.

Corporate Information

Our principal executive offices are located at 321 Sixth Street, San Antonio, TX 78215, and our telephone number is 805-964-3313. Our website address is www.cloudcommerce.com. The information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part. The information on our website is not part of this prospectus.

THE OFFERING

Securities we are offering	85,000,000 shares of common stock and warrants to purchase 142,857,143 shares of common stock, or the common warrants. The common warrants will have an exercise price of $0.07 per share and will be exercisable for a period of five years commencing upon issuance. We are also offering pre-funded warrants to purchase up to 57,857,143 shares of common stock in lieu of shares of common stock that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. The pre-funded warrants will have an exercise price of $0.001, will be exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full. We are also offering the shares of common stock issuable upon exercise of the common warrants and pre-funded warrants.

Placement Agent Warrants	This prospectus also registers warrants to purchase up to 10,714,286 shares of our common stock we will issue to the placement agent or its designees, as a portion of the placement agent compensation in connection with this offering, and the shares of common stock underlying such warrants. The Placement Agent Warrants will be exercisable commencing upon issuance and will expire 5 years from the commencement of sales under this offering at an exercise price of $0.0875 (125% of the offering price per share and common warrant). Please see “Plan of Distribution” for a description of these warrants.

Common stock to be outstanding after the offering	947,270,615 shares (assuming exercise of all of the pre-funded warrants, but not of the common warrants or Placement Agent Warrants)

Offering price	$0.07 combined per share and common warrant, or $0.069 combined per pre-funded warrant and common warrant.

Use of proceeds	We estimate the net proceeds to us from this offering will be approximately $8.5 million after deducting placement agent fees and estimated offering expenses payable by us. We intend to use the net proceeds from the sale of the securities offered by this prospectus to accelerate the development of SWARM, our AI-enabled platform designed to eliminate waste in digital advertising, as well as for working capital and general corporate purposes.

Prohibitions on subsequent equity sales and variable rate transactions.	Pursuant to the securities purchase agreement with the purchaser, we are prohibited from entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of common stock or securities convertible or exercisable into common stock, subject to certain exceptions, for a period commencing on the date of the purchase agreement and expiring 60 days from the closing date of the offering.

Pursuant to the purchase agreement, we are prohibited from effecting any variable rate transaction (as defined in the purchase agreement), subject to certain exceptions, for a period commencing on the date of the purchase agreement and expiring one year from the closing date of the offering.

OTC Pink symbol for common stock	Our common stock is quoted on the OTC Pink under the symbol “CLWD.” There is no established trading market for the common warrants or pre-funded warrants and we do not intend to list the common warrants or pre-funded warrants on any securities exchange or nationally recognized trading system.

Risk factors	Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement.

The number of shares of common stock outstanding after the offering is based on 804,413,472 shares of common stock outstanding as of February 19, 2021 and excludes, as of such date:

●	450,625,000 shares of common issuable upon conversion of 18,025 outstanding shares of Series B Preferred Stock;

●	144,250,000 shares of common issuable upon conversion of 14,425 outstanding shares of Series C Preferred Stock (the holder of such shares has agreed not to convert such shares to common stock until such time as the Company has increased its authorized common stock);

●	225,000,000 shares of common stock issuable upon conversion of 90,000 outstanding shares of Series D Preferred Stock;

●	20,000,000 shares of common stock issuable upon conversion of 10,000 outstanding shares of Series E Preferred Stock;

●	136,684,211 shares of common stock issuable upon conversion of 2,597 outstanding shares of Series G Preferred Stock (the holder of such shares has agreed not to convert such shares to common stock until such time as the Company has increased its authorized common stock);

●	794,425,799 shares of our common stock issuable upon exercise of outstanding stock options, with a weighted average exercise price of $0.006 per share (holders of 662,000,000 of such options, including officers and directors of the Company, have agreed not to exercise such options until such time as the Company has increased its authorized common stock);

●	78,769,995 shares of our common stock issuable upon exercise of outstanding warrants, with a weighted average exercise price of $0.0025 per share;

●	142,857,143 shares of common stock issuable upon exercise of the common warrants with an exercise price of $0.07 issuable to the investor in this offering; and

●	10,714,286 shares of common stock issuable upon exercise of warrants, with an exercise price of $0.0875, issuable to the placement agent or its designees as compensation in connection with this offering.

RISK FACTORS

Any investment in our securities involves a high degree of risk. Investors should carefully consider the risks described below, and all of the information contained or incorporated by reference in this prospectus supplement, including the risk factors described in the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2019, as amended, before deciding whether to purchase the securities offered hereby. Our business, financial condition, results of operations and prospects could be materially and adversely affected by these risks.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

As of September 30, 2020, our net tangible book value was approximately ($5,420,825), or ($0.0084) per share. Since the offering price per share of our common stock being offered in this offering is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution with respect to the net tangible book value of the common stock you purchase in this offering. Based on the offering price per share of common stock being sold in this offering of $0.07, and our net tangible book value per share as of September 30, 2020, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $0.066 per share with respect to the net tangible book value of the common stock. See the section entitled “Dilution” for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Because we will have broad discretion and flexibility in how we use the net proceeds from this offering, we may use the net proceeds in ways in which you disagree.

We currently intend to use the net proceeds from this offering to accelerate the development of SWARM, our AI-enabled platform designed to eliminate waste in digital advertising, as well as for working capital and general corporate purposes. See “Use of Proceeds.” Our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Additional stock offerings in the future may dilute then existing stockholders’ percentage ownership of our company.

Given our plans and expectations that we will need additional capital, we anticipate that we will need to issue additional shares of common stock or securities convertible or exercisable for shares of common stock, including convertible preferred stock, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then existing stockholders.

The common warrants are speculative in nature.

For a period of five years commencing upon issuance, holders of the common warrants may exercise their right to acquire the common stock and pay an exercise price of $0.07 per share. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the common warrants, and consequently, whether it will ever be profitable for holders of the common warrants to exercise the common warrants.

There is no established public trading market for the common warrants or the pre-funded warrants being offered in this offering.

There is no established public trading market for the common warrants or the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the common warrants or the pre-funded warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the common warrants and the pre-funded warrants will be limited.

Except as otherwise provided in the common warrants or the pre-funded warrants, holders of common warrants and pre-funded warrants purchased in this offering will have no rights as stockholders of common stock until such holders exercise their common warrants or pre-funded warrants and acquire our common stock.

Except as otherwise provided in the common warrants or pre-funded warrants, until holders of common warrants or pre-funded warrants acquire our common stock upon exercise of the common warrants or pre-funded warrants, holders of common warrants or pre-funded warrants will have no rights with respect to our common stock underlying such pre-funded warrants. Upon exercise of the common warrants or pre-funded warrants, the holders will be entitled to exercise the rights of a stockholder of our common stock only as to matters for which the record date occurs after the exercise date.

FORWARD-LOOKING INFORMATION

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain or incorporate forward-looking statements. These forward-looking statements reflect management’s beliefs and assumptions. In addition, these forward-looking statements reflect management’s current views with respect to future events or our financial performance, and involve certain known and unknown risks, uncertainties and other factors, including those identified below, which may cause our or our industry’s actual or future results, levels of activity, performance or achievements to differ materially from those expressed or implied by any forward-looking statements or from historical results. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by, or that include the words “may,” “will,” “could,” “would,” “should,” “believe,” “expect,” “plan,” “anticipate,” “intend,” “estimate,” “predict,” “potential” or similar expressions.

Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that the expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

The factors described under “Risk Factors” in this prospectus supplement and the accompanying prospectus and in any documents incorporated by reference herein, and other factors could cause our or our industry’s future results to differ materially from historical results or those anticipated or expressed in any of our forward-looking statements. We operate in a continually changing business environment, and new risk factors emerge from time to time. Other unknown or unpredictable factors also could have material adverse effects on our future results, performance or achievements. We cannot assure you that projected results or events will be achieved or will occur.

You should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. Any forward-looking statement speaks only as of the date of this prospectus supplement. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting placement agent fees and estimated offering expenses payable by us, will be approximately $8.5 million.

We currently intend to use the net proceeds from this offering to accelerate the development of SWARM, our AI-enabled platform designed to eliminate waste in digital advertising, as well as for working capital and general corporate purposes.

Until we use the net proceeds of this offering for the above purposes, we intend to invest the funds in short-term, investment grade, interest-bearing securities. We cannot predict whether the proceeds invested will yield a favorable return. We have not yet determined the amount or timing of the expenditures for the categories listed above, and these expenditures may vary significantly depending on a variety of factors. As a result, we will retain broad discretion over the use of the net proceeds from this offering.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of September 30, 2020. Such information is set forth on the following basis:

●	on an actual basis; and

●	on an as adjusted basis, giving effect to the sale of the 142,857,143 shares of common stock (assuming exercise of the pre-funded warrants) and 142,857,143 common warrants in this offering at a combined offering price of $0.07 per share and common warrant, after deducting placement agent fees and estimated offering expenses.

You should read this table together with the section of this prospectus supplement entitled “Use of Proceeds” and with the financial statements and related notes and the other information that we incorporate by reference into this prospectus supplement and the accompanying prospectus.

	As of September 30, 2020
	Actual	As adjusted
Cash	$77,364	$8,626,414

Total liabilities	6,347,994	6,347,994
Shareholders’ equity:
Preferred Stock, par value $0.001 per share; 5,000,000 shares authorized:
Series A Preferred Stock, 10,000 shares authorized, 10,000 shares issued and outstanding	10	10
Series B Preferred Stock, 25,000 shares authorized, 18,025 shares issued and outstanding	18	18
Series C Preferred Stock, 25,000 shares authorized, 14,425 shares issued and outstanding	14	14
Series D Preferred Stock, 90,000 shares authorized, 90,000 shares issued and outstanding	90	90
Series E Preferred Stock, 10,000 shares authorized, 10,000 shares issued and outstanding	10	10
Series F Preferred Stock, 800,000 shares authorized, 2,413 shares issued and outstanding	2	2
Series G Preferred Stock, 2,600 shares authorized, 2,597 shares issued and outstanding	3	3
Common Stock, par value $0.001 per share; 2,000,000,000 shares authorized; 645,938,541 shares outstanding actual; 788,795,684 shares outstanding as adjusted	645,947	788,804
Additional paid-in capital	31,068,371	39,474,564
Accumulated deficit	(36,541,375)	(36,541,375)
Total shareholders’ equity	$(4,826,910)	$3,722,140

The information above is as of September 30, 2020 and excludes, as of September 30, 2020:

●	100,000,000 shares of common issuable upon conversion of 10,000 outstanding shares of Series A Preferred Stock;

●	450,625,000 shares of common issuable upon conversion of 18,025 outstanding shares of Series B Preferred Stock;

●	144,250,000 shares of common issuable upon conversion of 14,425 outstanding shares of Series C Preferred Stock;

●	225,000,000 shares of common stock issuable upon conversion of 90,000 outstanding shares of Series D Preferred Stock;

●	20,000,000 shares of common stock issuable upon conversion of 10,000 outstanding shares of Series E Preferred Stock;

●	136,684,211 shares of common stock issuable upon conversion of 2,597 outstanding shares of Series G Preferred Stock;

●	429,675,799 shares of our common stock issuable upon exercise of outstanding stock options, with a weighted average exercise price of $0.005 per share;

●	10,000,000 shares of our common stock issuable upon exercise of outstanding warrants, with an exercise price of $0.0067 per share; and

●	18,136,300 shares of common stock issuable upon exercise of convertible notes in the aggregate amount of $181,363.

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the offering price per share and the as adjusted net tangible book value per share of our common stock after this offering.

Our net tangible book value as of September 30, 2020 was approximately ($5,420,825), or ($0.0084) per share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of the 142,857,143 shares of common stock and 142,857,143 common warrants in this offering at the offering price of $0.07 per share (assuming exercise in full of the pre-funded warrants, and without attributing any value to, and assuming no exercise of, the common warrants) and after deducting placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2020 would have been approximately $3,128,225 or $0.004 per share of common stock. This represents an immediate increase in net tangible book value of $0.0124 per share to our existing stockholders and an immediate dilution in net tangible book value of $0.066 per share to the investor in this offering. The following table illustrates this dilution per share to the investor in this offering:

Offering price per share	$0.07

Net tangible book value per share as of September 30, 2020	$(0.0084)

Increase per share attributable to this offering	$0.0124

As adjusted net tangible book value per share as of September 30, 2020 after this offering	$0.004

Dilution per share to new investor participating in this offering	$0.066

The information above is as of September 30, 2020 and excludes, as of September 30, 2020:

●	100,000,000 shares of common issuable upon conversion of 10,000 outstanding shares of Series A Preferred Stock;

●	450,625,000 shares of common issuable upon conversion of 18,025 outstanding shares of Series B Preferred Stock;

●	144,250,000 shares of common issuable upon conversion of 14,425 outstanding shares of Series C Preferred Stock;

●	225,000,000 shares of common stock issuable upon conversion of 90,000 outstanding shares of Series D Preferred Stock;

●	20,000,000 shares of common stock issuable upon conversion of 10,000 outstanding shares of Series E Preferred Stock;

●	136,684,211 shares of common stock issuable upon conversion of 2,597 outstanding shares of Series G Preferred Stock;

●	449,675,799 shares of our common stock issuable upon exercise of outstanding stock options, with a weighted average exercise price of $0.0067 per share;

●	10,000,000 shares of our common stock issuable upon exercise of outstanding warrants, with an exercise price of $0.0067 per share; and

●	18,136,300 shares of common stock issuable upon exercise of convertible notes in the aggregate amount of $181,363.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are offering 85,000,000 shares of our common stock, pre-funded warrants to purchase 57,857,143 shares of our common stock, and warrants to purchase to purchase 142,857,143 shares of common stock, at the combined offering price of $0.07 per share and common warrant, or $0.069 per pre-funded warrant and common warrant. Each common warrant is exercisable for a period of five years commencing upon issuance, and the pre-funded warrants are exercisable upon issuance until exercised in full. This prospectus supplement also includes the offering of the shares of common stock issuable upon exercise of the common warrants and pre-funded warrants.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Securities We May Offer--Common Stock” beginning on page 10 of the accompanying prospectus.

Common Warrants and Pre-Funded Warrants

The following is a brief summary of certain terms and conditions of the common warrants and pre-funded warrants and is subject in all respects to the provisions contained in the common warrants and pre-funded warrants, as applicable.

The common warrants and pre-funded warrants will be issued as individual warrant agreements to the investor in this offering. You should review the form of common warrant and form of pre-funded warrant, filed as exhibits to the Current Report on Form 8-K filed with the SEC in connection with this offering, for a complete description of the terms and conditions applicable to the common warrants and pre-funded warrants. The following brief summary of the material terms and provisions of the common warrants and pre-funded warrants offered pursuant to this prospectus is subject to, and qualified in its entirety by, the form of common warrant and form of pre-funded warrant.

The common warrants will be exercisable for a period of five years commencing upon the date of issuance, expected to be on or about February 23, 2021, and the pre-funded warrants will be exercisable upon issuance until they are exercised in full. The common warrants will be exercisable, at the option of the holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the common warrants under the Securities Act is effective and available for the issuance or resale of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the common warrants under the Securities Act is not effective or available for the issuance or resale of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the common warrant.

The pre-funded warrants will be exercisable, at the option of the holder, in whole or in part by delivering to us a duly executed exercise notice and, at the holder’s option, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise, or through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the pre-funded warrant.

No fractional shares of common stock will be issued in connection with the exercise of a common warrant or pre-funded warrant. In lieu of fractional shares, we will round up to the next whole share or pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

The exercise price per whole share of common stock purchasable upon exercise of the common warrants is $0.07 and the exercise price per whole share of common stock purchasable upon exercise of the pre-funded warrants is $0.001. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock.

Subject to limited exceptions, a holder of common warrants or pre-funded warrants will not have the right to exercise any portion of its warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of common stock in excess of 4.99% of the shares of our common stock then outstanding after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that, upon notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99% and any increase in the Beneficial Ownership Limitation will not be effective until 61 days following notice of such increase from the holder to us.

In the event of a fundamental transaction (as defined in the common warrants and pre-funded warrants), the holder will have the right to receive, for each underlying share of common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, at the option of the holder, the number of shares of common stock of the surviving corporation, and/or any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares of common stock for which the common warrant or pre-funded warrant is exercisable immediately prior to such fundamental transaction. In addition, in certain circumstances, upon a fundamental transaction, the holder of a common warrant will have the right to require us to repurchase its common warrants at the Black-Scholes value; provided, however, that, if the fundamental transaction is not within the Company’s control, including not approved by the Company’s board of directors, then the holder will only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black-Scholes Value of the unexercised portion of the common warrant, that is being offered and paid to the holders of common stock of the Company in connection with the Fundamental Transaction.

If, at any time while the common warrants or pre-funded warrants are outstanding, we issue rights, options or warrants to all holders of our common stock entitling them to purchase our common stock, warrants, securities or other property, then the holders of the common warrants and pre-funded warrants will be entitled to acquire those rights, options and warrants on the basis of the number of shares of common stock acquirable upon complete exercise of the warrants (without regard to any limitations on exercise thereof, including without limitation, the beneficial ownership limitation).

If, at any time while the common warrants or pre-funded warrants are outstanding, we make a dividend or distribution of assets or rights to acquire assets to all holders of our common stock, the holders of the common warrants and pre-funded warrants will be entitled to participate in the dividend or distribution of assets or rights to acquire assets on the basis of the number of shares of common stock acquirable upon complete exercise of the warrants (without regard to any limitations on exercise thereof, including without limitation, the beneficial ownership limitation).

There is no established trading market for the common warrants or pre-funded warrants and we do not intend to list the common warrants or pre-funded warrants on any securities exchange or nationally recognized trading system.

Except as otherwise provided in the common warrants or pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a common warrant or pre-funded warrants will not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Placement Agent Warrants

This prospectus also includes the Placement Agent Warrants and the shares of common stock underlying the Placement Agent Warrants. See “Plan of Distribution.”

PLAN OF DISTRIBUTION

Pursuant to an engagement letter dated as of February 17, 2021, we have retained H.C. Wainwright & Co., LLC (“Wainwright” or the “placement agent”) to act as our exclusive placement agent in connection with this offering. Under the terms of the engagement letter, Wainwright is not purchasing the securities offered by us in this offering, and is not required to sell any specific number or dollar amount of securities, but will assist us in this offering on a reasonable best efforts basis. The terms of this offering were subject to market conditions and negotiations between us, Wainwright and the prospective investor. Wainwright will have no authority to bind us by virtue of the engagement letter. Further, Wainwright does not guarantee that it will be able to raise new capital in any prospective offering. Wainwright may engage sub-agents or selected dealers to assist with this offering. We may not sell the entire amount of our securities offered pursuant to this prospectus supplement and accompanying prospectus.

Wainwright proposes to arrange for the sale of the securities we are offering pursuant to this prospectus supplement and accompanying prospectus to an investor through a securities purchase agreement directly between the purchaser and us. We will only sell to an investor who has entered into the securities purchase agreement.

Delivery of the shares of common stock, pre-funded warrants and accompanying common warrants offered hereby is expected to occur on or about February 23, 2021, subject to satisfaction of certain closing conditions.

We have agreed to pay the placement agent a cash fee of 7.5% of the gross proceeds the Company receives in the offering. The Company also agreed to pay the placement agent, (i) a management fee equal to 1.0% of the gross proceeds raised in the offering; (ii) $35,000 for non-accountable expenses; (iii) up to $50,000 for the placement agent’s legal expenses and other out-of-pocket costs, and (iv) the placement agent’s closing costs of up to $15,950.

We estimate the total expenses of this offering paid or payable by us, other than the placement agent fees and expense reimbursements, will be approximately $500,000.

In addition, we have agreed to issue to the placement agent (or its designees) warrants (the “Placement Agent Warrants”) to purchase up to 10,714,286 shares of common stock, which represents 7.5% of the aggregate number of shares of common stock sold in this offering (including shares underlying the pre-funded warrants). The Placement Agent Warrants will generally have the same terms as the common warrants issued to the investor for the offering except that the Placement Agent Warrants will have an exercise price of $0.0875 per share, which represents 125% of the offering price per share and accompanying common warrant sold in this offering. The Placement Agent Warrants will expire 5 years from commencement of sales under this offering and will not entitle the holder to any cash distributions paid to stockholders prior to exercise of the Placement Agent Warrants. The Placement Agent Warrants and the shares of common stock issuable upon exercise of the Placement Agent Warrants are registered on the registration statement of which this prospectus supplement and accompanying prospectus form a part.

We have granted Wainwright a twelve-month right of first refusal to act as our sole book-running manager, exclusive financial advisor, sole underwriter, or sole placement agent for any acquisition or merger transaction, debt financing or refinancing, or any public offering or private placement or capital raising transaction undertaken by us.

In addition, we have agreed to pay the above cash commission and warrant compensation to the extent that investors which the placement agent contacted or introduced to us during the term provides financing or capital in any public or private offering or capital raising transaction during the eighteen-month period following expiration or termination of our engagement letter with Wainwright.

We have agreed to indemnify Wainwright and specified other persons against certain liabilities relating to or arising out of Wainwright’s activities under the engagement letter, including liabilities under the Securities Act, and to contribute to payments that Wainwright may be required to make in respect of such liabilities.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

From time to time, the placement agent may provide in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with Wainwright for any further services

The transfer agent for our common stock to be issued in this offering is Worldwide Stock Transfer, LLC.

LEGAL MATTERS

The validity of the securities being offered under this prospectus by us will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York. The placement agent is being represented by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The financial statements incorporated by reference into this prospectus have been so included in reliance on the reports of M&K CPAs, PLLC, an independent registered public accounting firm, related to the consolidated financial statements as of December 31, 2019 and 2018 and for the years then ended, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, and other information with the SEC. These reports, proxy statements and other information are available at the SEC’s website at http://www.sec.gov.

This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omit certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. The registration statement, including the exhibits and schedules, without charge, are available at the SEC’s website.

We also maintain a website at www.cloudcommerce.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information in the accompanying prospectus supersedes information incorporated by reference that we filed with the SEC before the date of the prospectus, and information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus or incorporated by reference. We incorporate by reference the following documents that have been filed with the SEC (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and all exhibits related to such items):

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on April 16, 2020, as amended by Form 10K/A filed with the Commission on May 22, 2020;

●	Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2020, filed with the SEC on May 15, 2020, for the quarterly period ended June 30, 2020, filed with the SEC on August 14, 2020, and for the quarterly period ended September 30, 2020, filed with the SEC on November 13, 2020;

●	Our Current Reports on Form 8-K and 8-K/A filed with the SEC on January 3, 2020, January 24, 2020, February 5, 2020, February 12, 2020, March 10, 2020, March 19, 2020, March 30, 2020, April 9, 2020, April 29, 2020, May 12, 2020, May 20, 2020, June 16, 2020, June 18, 2020, June 24, 2020, June 26, 2020, July 15, 2020, July 20, 2020, July 28, 2020, October 28, 2020, January 11, 2021, and January 15, 2021., February 2, 2021, and February 9, 2021;

●	the description of our common stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2019; and

●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by contacting our chief financial officer, c/o CloudCommerce, Inc., at 321 Sixth Street, San Antonio, TX 78215

Prospectus

CloudCommerce, Inc.

$100,000,000

COMMON STOCK

PREFERRED STOCK

WARRANTS

SUBSCRIPTION RIGHTS

DEPOSITARY SHARES

PURCHASE CONTRACTS

UNITS

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities listed below and described in this prospectus, up to an aggregate amount of $100,000,000:

●	common stock;

●	preferred stock;

●	warrants to purchase our securities;

●	subscription rights to purchase any of the foregoing securities;

●	depositary shares;

●	purchase contracts; or

●	units comprised of, or other combinations of, the foregoing securities.

We may offer and sell these securities separately or together, in one or more series or classes and in amounts, at prices and on terms described in one or more offerings. We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of this offering.

In addition, we have registered for resale by means of separate prospectus (the “Selling Stockholder Prospectus”) 38,001,563 outstanding shares of common stock held by certain Selling Stockholders named in the Selling Stockholder Prospectus and up to 10,912,852 shares of common stock issuable upon exercise of warrants held by the Selling Stockholders. Sales of our securities registered in this prospectus and in the Selling Stockholder Prospectus may result in two offerings taking place sequentially or concurrently, which could affect the price and liquidity of, and demand for, our securities.

Our common stock is quoted on the OTC Pink market under the symbol “CLWD.” The last reported sale price of our common stock on OTC Pink market on February 12, 2021, was $0.1285 per share. On December 11, 2020, it was $0.006.

During calendar year 2020, our common stock traded at a low of $0..001 and a high of $0.0163. From the beginning of 2021 through February 12, 2021, our common stock traded at a low of $0.00596 and a high of $0.185. We do not believe that this volatility corresponds to any recent change in our financial condition. However, our recent launch of an artificial intelligence (AI) venture focused on using AI to enhance our existing SWARM solution with the goal of cutting advertising costs, as well as conditions in the financial markets generally, may have caused or contributed to this volatility. The stock market in general, and the market for technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies.

If we decide to seek a listing or qualification for trading of any preferred stock, warrants, subscriptions rights, depositary shares or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed or traded, if any, or where we have made an application for listing or trading, if any.

Investing in our securities involves a high degree of risk, including but not limited to the volatility of our stock price, which may cause the price of any securities we may offer hereunder to decline below the initial offering price. See “Risk Factors” beginning on page 4 and the risk factors in our most recent Annual Report on Form 10-K, which are incorporated by reference herein, as well as in any other more recently filed annual, quarterly or current reports and, if any, in the relevant prospectus supplement. We urge you to carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is February 16, 2021.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement to this prospectus that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.

We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Documents by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein may contain forward looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the Securities and Exchange Commission (the “Commission”). This prospectus should be read in conjunction with the consolidated financial statements as of and for the years ended December 31, 2019 and 2018, and as of, and for the three and nine months ended September 30, 2020 and 2019, and related notes thereto, incorporated by reference into this prospectus. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement. You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 10-K, 10-Q and 8-K filed with the Commission after the date of this prospectus.

ii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Information with Respect to the Company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

All references herein to “CloudCommerce,” “we,” “us,” “our,” and the “Company” mean CloudCommerce, Inc. and its subsidiaries.

Business Overview

CloudCommerce is a leading provider of digital advertising solutions. Our flagship solution, SWARM, analyzes a robust mix of audience data to help businesses find who to talk to, what to say to them, and how to market to them. We do this by applying advanced data science, behavioral science, artificial intelligence, and market research techniques to discover, develop and create custom audiences for highly targeted digital marketing campaigns.

SWARM- An Audience Intelligence Solution

SWARM is an end-to-end solution that helps businesses find who to talk to, what to say to them, and how to motivate them to take meaningful action. It does this by applying advanced data science, behavioral science, artificial intelligence, and market research techniques to discover, develop and create custom audiences for any business activity. With applications, such as marketing, brand perception, customer relationship management, human resources management and operational logistics, SWARM delivers powerful audience-driven business intelligence to convert opportunities into business success.

The Problem

Marketers have largely taken a blanket approach to communication. The same message is often sent across an entire customer audience with little regard for how different groups of people communicate, build communities, and develop their purchasing habits. When they do segment audiences, they tend to use very objective selection criteria, such as income, geography, education or purchase history to deduce attitudes or intentions.

However, research has shown that attitudes and intentions are weak predictors of behavior, which is ultimately what marketers want to influence and affect.  Instead, we believe motivations and feelings are much better at predicting behavior. But they are also can be the hardest to deduce from audience data.

The Solution – SWARM

SWARM is a behavioral science approach to audience creation and communication. It helps marketers probe deep consumer motivations and triggers, in order to effectively predict and influence their actions. We believe if marketers can influence action, they can get people to buy, change the opinion of, or support a particular brand, business, or person.

There are 4 major products in SWARM:

BUZZ - Behavior Based Market Research

We believe that market research is evolving and that the techniques being developed today are more sophisticated and backed by strong data science. Despite these changes, many traditional research firms have failed to innovate, including: small sample sizes, survey design bias, improper weighting, and gut intuition sampling are just some of the issues that plague the industry. BUZZ is designed with the ability to put a finger on the pulse of the marketplace in the moment. It does this by deducing attitudes, emotions, and opinions from various internal and external data sources such as customer data, social media activity, or micro and macro trends. We have automated the market research process that we believe provides a level of statistical depth beyond what traditional firms can offer.

THE SWARM – Intelligent Audience Building

The core of our solution, and what we believe separates us from other audience data companies, is our unique approach to audience building. The concept of ‘personas’ has been around for decades, but we aim take that general concept to the next level. THE SWARM was developed to solve not only who to talk to, but also what to say to them, and how to motivate them to take meaningful action. Using our proprietary clustering and behavioral analysis techniques, we believe we are able to create audiences that are more efficient, targeted, and focused than traditional methods. Our clustering is designed to not only finds the right people to talk to, but also the message that motivate them.

HIVE – Redefined Geographic Targeting

Our approach is that conventional geographic audience targeting is outdated. Arbitrary units of location like counties, cities, DMAs, and regions were created hundreds of years ago based on land rights ownership. We believe their use in understanding people’s behavior, purchase habits, and underlying values is minimal. We try to solve this by clustering people into granular geographic tribes, called “Hives.” We define Hives by attributes such as common language (e.g., colloquialisms), shared experience and narratives (e.g., climate, history), and concentrated demography and biology (e.g., ethnicity, age). Based on the needs of our clients, we can redraw the geographic lines based on various Hive selection criteria, which can make marketing more efficient, business decisions more intelligent, and growth more plausible.

HONEY – Advanced Reporting and Visualization

We believe advanced audience data analysis technologies are useless if it doesn’t produce simple, powerful and actionable business intelligence. HONEY comes with user-friendly reporting and visualization tools intended to organize and explain all of the advance data science into a simple to understand format for decision makers. HONEY is designed to combine the intelligence of client CRM data with third-party consumer data and targeted market research to create a powerful foundation for any audience intelligence solution.

Comprehensive Product Ecosystem

We are constantly striving to help our clients better understand both their current audience and the larger marketplace. Our team has developed a series of products intended to challenge the status quo of how intelligence is done within the marketing industry. Each of our products can stand alone, but grow more powerful as part of a larger ecosystem.

Core Services

Together with its wholly-owned subsidiaries, CloudCommerce can deliver end-to-end marketing solutions through a range of services and capabilities. SWARM implementations can include some or all of these capabilities.

Data Propria – Data Analytics

To deliver the highest Return on Investment (“ROI”) for our customers’ digital marketing campaigns, we utilize sophisticated data science to identify the correct universes to target relevant audiences. Our ability to understand and translate data drives every decision we make. By listening to and analyzing our customers’ data we are able to make informed decisions that positively impact our customers’ business. We leverage industry-best tools to aggregate and visualize data across multiple sources, and then our data and behavioral scientists segment and model that data to be deployed in targeted marketing campaigns. We have data analytics expertise in retail, wholesale, distribution, logistics, manufacturing, political, and several other industries.

Parscale Digital – Digital Marketing

We help our customers get their message out, educate their market and tell their story. We do so creatively and effectively by deploying powerful call-to-action digital campaigns with national reach and boosting exposure and validation with coordinated advertising in print media. Our fully-developed marketing plans are founded on sound research methodologies, brand audits and exploration of the competitive landscape. Whether our customer is a challenger brand, a political candidate, or a well-known household name, our strategists are skillful at leveraging data and creating campaigns that move people to make decisions.

Giles Design Bureau – Branding and Creative Services

We approach branding from a “big picture” perspective, establishing a strong identity and then building on that to develop a comprehensive branding program that tells our customer’s story, articulates what sets our customer apart from their competitors and establishes our customer in their market.

WebTegrity – Development and Managed Infrastructure Support

Commerce-focused, user-friendly digital websites and apps elevates our customer’s marketing position and draw consumers to their products and services. Our platform-agnostic approach allows us to architect and build solutions that are the best fit for each customer. Once the digital properties are built, our experts will help manage and protect the website or app and provide the expertise needed to scale the infrastructure needed as our customer’s business grows.

Growth Strategy

Our goal is to become the leading provider of audience-driven business intelligence and marketing solutions. Our strategies to meet this goal include:

●	Automate our SWARM solution through the development of software that will allow our customers to self-serve on our platform.

●	Acquire or partner with companies that can speed up the automation and delivery of the SWARM platform.

●	Continue to hire top talent in the fields of data science, machine learning, artificial intelligence, and behavioral science.

●	Drive profitable business growth.

Market for Common Stock

Our common stock is quoted on the OTC Pink market under the symbol “CLWD.”

Selling Stockholder Registration

We have simultaneously registered for resale by means of the separate Selling Stockholder Prospectus up to 38,001,563 shares of our Common Stock, which are outstanding shares held by the Selling Stockholders (the “Resale Shares”). Before, simultaneous with or after the offering by us of any our securities described in this prospectus, the Selling Stockholders may offer any or all of the Resale Shares. We are registering the Resale Shares pursuant to our agreement with the holders granting them “piggyback” registration rights.

Selling Shareholders holding the 38,001,563 Resale Shares have agreed with us that, until April 21, 2021, they will not sell such shares in an amount per day greater than the higher of a gross dollar amount of $150,000 or 10% of the daily dollar volume (as defined in the agreement) for our common stock, provided that such restriction shall not apply to any sales of the common stock by the Selling Stockholder at a price equal to or greater than $0.25 per share. Nevertheless, the sale of the Resale Shares by the Selling Stockholders could adversely affect the price and liquidity of, and demand for, our securities.

Corporate Information

Our principal executive offices are located at 321 Sixth Street, San Antonio, TX 78215, and our telephone number is +1-805-964-3313. Our website address is www.cloudcommerce.com. The information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part. The information on our website is not part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described under the caption “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Where You Can Find More Information.”

The following additional risks could affect an investment in the securities we may offer pursuant to this prospectus.

The trading price of our common stock may to continue to be volatile.

The trading price of our common stock has been highly volatile and could continue to be subject to wide fluctuations in response to various factors, some of which are beyond our control. During calendar year 2020, our common stock traded at a low of $0..001 and a high of $0.0163. From the beginning of 2021 through February 12, 2021, our common stock traded at a low of $0.00596 and a high of $0.185.

We do not believe that this volatility corresponds to any recent change in our financial condition. However, our recent launch of an artificial intelligence (AI) venture focused on using AI to enhance our existing SWARM solution with the goal of cutting advertising costs, as well as conditions in the financial markets generally, may have caused or contributed to this volatility.

The stock market in general, and the market for technology companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Public perception and other factors outside of our control may additionally impact the stock price of companies like us that garner a disproportionate degree of public attention, regardless of actual operating performance.

As a result of this volatility, our securities could experience rapid and substantial decreases in price, and you may be able to sell securities you purchase under this prospectus only at a substantial loss to the initial offering price.

Some, but not all, of the factors that may cause the market price of our common stock to fluctuate include:

●	fluctuations in our quarterly or annual financial results or the quarterly or annual financial results of companies perceived to be similar to us or relevant for our business;

●	changes in estimates of our financial results or recommendations by securities analysts;

●	failure of our products to achieve or maintain market acceptance;

●	changes in market valuations of similar or relevant companies;

●	success of competitive service offerings or technologies;

●	changes in our capital structure, such as the issuance of securities or the incurrence of debt;

●	announcements by us or by our competitors of significant services, contracts, acquisitions or strategic alliances;

●	regulatory developments in the United States, foreign countries, or both;

●	litigation;

●	additions or departures of key personnel;

●	investors’ general perceptions; and

●	changes in general economic, industry or market conditions.

In addition, if the market for technology stocks, or the stock market in general, experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition, or results of operations. Further, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.

[A possible “short squeeze” due to a sudden increase in demand of our common stock that largely exceeds supply may lead to additional price volatility.

Historically there has not been a large short position in our common stock.  However, in the future investors may purchase shares of our common stock to hedge existing exposure or to speculate on the price of our common stock. Speculation on the price of our common stock may involve long and short exposures. To the extent an aggregate short exposure in our common stock becomes significant, investors with short exposure may have to pay a premium to purchase shares for delivery to share lenders at times if and when the price of our common stock increases significantly, particularly over a short period of time. Those purchases may in turn, dramatically increase the price of our common stock. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in our common stock that are not directly correlated to our business prospects, financial performance or other traditional measures of value for the Company or its common stock.]

The number of shares of common stock we may offer (or underlying other securities we may offer) hereunder is significant relative to the number of shares currently outstanding, and if we offer and sell a significant number of such securities, it could result in a decline in the price of our securities.

At the price of our common stock as of the date of this prospectus, the $100 million of securities we may offer under this prospectus, in common stock or equivalents, if offered and sold in its entirety, would represent more than the number of shares of common stock we currently have outstanding. If we sell a large number of such securities at one time or over a short period of time, our securities could experience a substantial decrease in price, and you may be able to sell securities you purchase under this prospectus only at a substantial loss to the initial offering price.

Additional stock offerings in the future may dilute then-existing shareholders’ percentage ownership of the Company.

Given our plans and expectations that we will need additional capital in the future, we anticipate that we will need to issue additional shares of common stock or securities convertible or exercisable for shares of common stock, including convertible preferred stock, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership and potentially voting power of then current stockholders and could negatively impact the price of our common stock and other securities.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from these sales for working capital and general corporate purposes, which includes, without limitation, further development of our SWARM advertising platform, investing in or acquiring companies that are synergistic with or complimentary to our technologies, licensing activities related to our current and future product candidates and working capital, the development of emerging technologies, investing in or acquiring companies that are developing emerging technologies, licensing activities, or the acquisition of other businesses. The amounts and timing of these expenditures will depend on numerous factors, including the development of our current business initiatives.

PLAN OF DISTRIBUTION

We may sell the securities from time to time to or through underwriters or dealers, through agents, or directly to one or more purchasers. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, rights to purchase and subscriptions. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

A prospectus supplement or supplements with respect to each series of securities will describe the terms of the offering, including, to the extent applicable:

●	the terms of the offering;

●	the name or names of the underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities or other consideration therefor, and the proceeds to be received by us from the sale;

●	any delayed delivery requirements;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed or quoted.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, initially at a fixed price to be set forth in the applicable pricing supplement.  If and when our common stock is  quoted on the OTCQB or OTCQX Market of OTC Markets, Inc., or a national securities exchange (of which there can be no assurance), then the securities described in this prospectus may be offered and sold either:

●	at fixed price or prices, which may be changed;

●	in an “at the market” offering within the meaning of Rule 415(a)(4) of the Securities Act;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

Underwriters and Agents; Direct Sales

If underwriters are used in a sale, they will acquire the offered securities for their own account and may resell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

Unless the prospectus supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Dealers

We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may provide agents, underwriters, dealers and remarketing firms with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making; Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock, which is quoted on the OTC Pink market. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the preferred stock, warrants or subscription rights on any securities exchange or quotation system; any such listing with respect to any particular preferred stock, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on the OTC Pink market may engage in passive market making transactions in our common stock on the OTC Pink market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Fees and Commissions

If 5% or more of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

DESCRIPTION OF SECURITIES WE MAY OFFER

General

This prospectus describes the general terms of our capital stock. The following description is not complete and may not contain all the information you should consider before investing in our capital stock. For a more detailed description of these securities, you should read the applicable provisions of Nevada law and our amended and restated certificate of incorporation, referred to herein as our certificate of incorporation, and our amended and restated bylaws, referred to herein as our bylaws. When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $250,000,000 in the aggregate of:

●	common stock;

●	preferred stock;

●	warrants to purchase our securities;

●	subscription rights to purchase our securities;

●	depositary shares;

●	purchase contracts; or

●	units comprised of, or other combinations of, the foregoing securities.

The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Authorized Capital Stock; Issued and Outstanding Capital Stock

We have authorized 2,005,000,000 shares of capital stock, par value $0.001 per share, of which 2,000,000,000 are shares of common stock and 5,000,000 are shares of preferred stock, 10,000 of which are designated Series A Preferred Stock, 25,000 of which are designated as Series B Preferred Stock, 25,000 of which are designated as Series C Preferred Stock, 90,000 of which are designated as Series D Preferred Stock, 10,000 of which are designated as Series E Preferred Stock, 800,000 of which are designated as Series F Preferred Stock, and 2,600 of which are designated as Series G Preferred Stock. As of January 20, 2021, there were 702,253,178 shares of common stock issued and outstanding, 10,000 shares of Series A Preferred Stock outstanding, 18,025 shares of Series B Preferred Stock outstanding, 14,425 shares of Series C Preferred Stock outstanding, 90,000 shares of Series D Preferred Stock outstanding, 10,000 shares of Series E Preferred Stock outstanding, 2,413 shares of Series F Preferred Stock outstanding, and 2,597 shares of Series G Preferred Stock outstanding. The authorized and unissued shares of common stock and the authorized and undesignated shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors does not intend to seek stockholder approval for the issuance and sale of our common stock or preferred stock.

Common Stock

The holders of our common stock are entitled to one vote per share. Our certificate of incorporation does not provide for cumulative voting. At each annual meeting of stockholders, directors are elected for a term of office to expire at the next succeeding annual meeting of stockholders. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds. However, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock have no preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

As of January 20, 2021, 702,253,178 shares of common stock were outstanding.

As of January 20, 2021, we had options to purchase 821,675,799 shares of common stock that are outstanding, with a weighted average exercise price of $0.0068, of which 247,804,566 were then exercisable.

We also have warrants to purchase common stock that are outstanding, which are described below.

As of the date of this prospectus, we have no convertible promissory notes outstanding.

Preferred Stock

Outstanding Preferred Stock

Series A Preferred

The Company has designated 10,000 shares of its preferred stock as Series A Preferred Stock. Each share of Series A Preferred Stock is convertible into 10,000 shares of the Company’s common stock. The holders of outstanding shares of Series A Preferred Stock are entitled to receive dividends, payable quarterly, out of any assets of the Corporation legally available therefor, at the rate of $8 per share annually, payable in preference and priority to any payment of any dividend on the common stock. As of September 30, 2020, the Company has 10,000 shares of Series A Preferred Stock outstanding. During the nine months ended September 30, 2020 and 2019, we paid dividends of $20,000 and $20,000, respectively, to the holders of Series A Preferred stock. As of September 30, 2020, the balance owed on the Series A Preferred stock dividend was $120,000.

Series B Preferred

The Company has designated 25,000 shares of its preferred stock as Series B Preferred Stock. Each share of Series B Preferred Stock has a stated value of $100. The Series B Preferred Stock is convertible into shares of the Company's common stock in amount determined by dividing the stated value by a conversion price of $0.004 per share. The Series B Preferred Stock does not have voting rights except as required by law and with respect to certain protective provisions set forth in the Certificate of Designation of Series B Preferred Stock. As of September 30, 2020, the Company has 18,025 shares of Series B Preferred Stock outstanding.

Series C Preferred

The Company has designated 25,000 shares of its preferred stock as Series C Preferred Stock. Each share of Series C Preferred Stock has a stated value of $100. The Series C Preferred Stock is convertible into shares of the Company's common stock by dividing the stated value by a conversion price of $0.01 per share. The Series C Preferred Stock does not have voting rights except as required by law and with respect to certain protective provisions set forth in the Certificate of Designation of Series C Preferred Stock. As of September 30, 2020, the Company has 14,425 shares of Series C Preferred Stock outstanding.

Series D Preferred

The Company has designated 90,000 shares of its preferred stock as Series D Preferred Stock. Each share of Series D Preferred Stock has a stated value of $100. The Series D Preferred Stock is convertible into common stock at a ratio of 2,500 shares of common stock per share of preferred stock, and pays a quarterly dividend, calculated as (1/90,000) x (5% of the Adjusted Gross Revenue) of the Company’s subsidiary Parscale Digital. Adjusted Gross Revenue shall mean the top line gross revenue of Parscale Digital, as calculated under GAAP (generally accepted accounting principles) less any reselling revenue attributed to third party advertising products or service, such as, but not limited to, search engine keyword campaign fees, social media campaign fees, radio or television advertising fees, and the like. The Series D Preferred Stock does not have voting rights except as required by law and with respect to certain protective provisions set forth in the Certificate of Designation of Series D Preferred Stock. As of September 30, 2020, the Company had 90,000 shares of Series D Preferred Stock outstanding. During the nine months ended September 30, 2020, and 2019, we paid dividends of zero, and zero respectively, to the holders of Series D Preferred stock. As of September 30, 2020, the balance owed on the Series D Preferred stock dividend was $237,664, $12,116 of which relates to the quarter ended September 30, 2020.

Series E Preferred

The Company has designated 10,000 shares of its preferred stock as Series E Preferred Stock. Each share of Series E Preferred Stock has a stated value of $100. The Series E Preferred Stock is convertible into shares of the Company's common stock in an amount determined by dividing the stated value by a conversion price of $0.05 per share. The Series E Preferred Stock does not have voting rights except as required by law and with respect to certain protective provisions set forth in the Certificate of Designation of Series E Preferred Stock. As of September 30, 2020, the Company has 10,000 shares of Series E Preferred Stock outstanding.

Series F Preferred

The Company has designated 800,000 shares of its preferred stock as Series F Preferred Stock. Each share of Series F Preferred Stock has a stated value of $25. The Series F Preferred Stock is not convertible into common stock. The holders of outstanding shares of Series F Preferred Stock are entitled to receive dividends, at the annual rate of 10%, payable monthly, payable in preference and priority to any payment of any dividend on the Company’s common stock. The Series F Preferred Stock does have voting rights, except as required by law and with respect to certain protective provisions set forth in the Certificate of Designation. To the extent it may lawfully do so, the Company may, in its sole discretion, after the first anniversary of the original issuance date of the Series F Preferred Stock, redeem any or all of the then outstanding shares of Series F Preferred Stock at a redemption price of $25 per share plus any accrued but unpaid dividends. The Series F Preferred Stock is being offered in connection with the Company’s offering under Regulation A under the Securities Act of 1933, as amended. As of September 30, 2020, the Company had 2,413 shares of Series F Preferred Stock outstanding.

Series G Preferred

On February 6, 2020, the Company designated 2,600 shares of its preferred stock as Series G Preferred Stock. Each share of Series G Preferred Stock has a stated value of $100. The Series G Preferred Stock is convertible into shares of the Company's common stock in an amount determined by dividing the stated value by a conversion price of $0.0019 per share. The Series G Preferred Stock does not have voting rights except as required by law and with respect to certain protective provisions set forth in the Certificate of Designation of Series G Preferred Stock. As of September 30, 2020, the Company had 2,597 shares of Series G Preferred Stock outstanding.

Other Series of Preferred Stock We May Issue

The board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights. Issuance of preferred stock by our board of directors may result in such shares having dividend and/or liquidation preferences senior to the rights of the holders of our common stock and could dilute the voting rights of the holders of our common stock.

Prior to the issuance of shares of each series of preferred stock, our board of directors is required by the Nevada Revised Law and our amended and restated certificate of incorporation to adopt resolutions and file a certificate of designations with the Secretary of State of the State of Nevada, which fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the Commission, the form of any certificate of designations for the series of preferred stock we are offering before the issuance of the related series of preferred stock. The prospectus supplement relating to any preferred stock that we may offer will contain the specific terms of the class or series and of the offering, which terms may include the following:

●	the title and stated value;

●	the number of shares we are offering;

●	the offering price;

●	the number of shares constituting that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of our board of directors;

●	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;

●	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

●	whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as our board of directors may determine;

●	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;

●	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

●	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;

●	the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series;

●	preemptive rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	whether interests in the preferred stock will be represented by depositary shares;

●	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

●	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other relative rights, preferences and limitations of that series.

Once designated by our board of directors, each series of preferred stock may have specific financial and other terms that will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our amended and restated certificate of incorporation and any certificates of designation that our board of directors may adopt.

All shares of our preferred stock will, when issued, be fully paid and non-assessable, including shares of our preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Warrants

We may issue warrants to purchase our securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the Commission, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

●	the title of the warrants;

●	the aggregate number of warrants;

●	the price or prices at which the warrants will be offered;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the manner of exercise of the warrants, including any cashless exercise rights;

●	the terms of any rights of us to redeem or call the warrants;

●	the identities of any warrant agent and any calculation or other agent for the warrants;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	If any, the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants. Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Enforceability of Rights By Holders of Warrants. Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act. No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Outstanding Warrants

As of January 20, 2021, we had outstanding warrants to purchase 20,912,852 shares of common stock with a weighted average exercise price of $0.0067 per share, all of which are currently exercisable, but in some cases subject to a customary 4.99% beneficial ownership “blocker” provisions. Certain warrants may be exercised on a cashless “net exercise” basis under certain circumstances.

Subscription Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to holders of our capital stock a prospectus supplement will be distributed to such holders on the record date for receiving rights in the rights offering set by us.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the Commission, forms of the subscription rights, standby underwriting agreement or other agreements, if any. The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights to be issued;

●	the date, if any, on and after which the rights will be separately transferable;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire;

●	any applicable federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right would entitle the holder of the rights to purchase the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Depositary Shares

General. We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of our preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of our preferred stock, and the applicable prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary that is a bank or trust company that meets certain requirements and is selected by us. The depositary will be specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of our preferred stock in accordance with the terms of the offering. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the Commission, forms of the deposit agreement, form of certificate of designation of underlying preferred stock, form of depositary receipts and any other related agreements.

Dividends and Other Distributions. The depositary will distribute all cash dividends or other cash distributions received by it in respect of the preferred stock to the record holders of depositary shares relating to such preferred shares in proportion to the numbers of depositary shares held on the relevant record date.

In the event of a distribution other than in cash, the depositary will distribute securities or property received by it to the record holders of depositary shares in proportion to the numbers of depositary shares held on the relevant record date, unless the depositary determines that it is not feasible to make such distribution. In that case, the depositary may make the distribution by such method as it deems equitable and practicable. One such possible method is for the depositary to sell the securities or property and then distribute the net proceeds from the sale as provided in the case of a cash distribution.

Redemption of Depositary Shares. Whenever we redeem the preferred stock, the depositary will redeem a number of depositary shares representing the same number of shares of preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by any other equitable method as the depositary may determine.

Voting of Underlying Shares. Upon receipt of notice of any meeting at which the holders of our preferred stock of any series are entitled to vote, the depositary will mail the information contained in the notice of the meeting to the record holders of the depositary shares relating to that series of preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights represented by the number of shares of preferred stock underlying the holder’s depositary shares. The depositary will endeavor, to the extent it is practical to do so, to vote the number of whole shares of preferred stock underlying such depositary shares in accordance with such instructions. We will agree to take all action that the depositary may deem reasonably necessary in order to enable the depositary to do so. To the extent the depositary does not receive specific instructions from the holders of depositary shares relating to such preferred shares, it will abstain from voting such shares of preferred stock.

Withdrawal of Shares. Upon surrender of depositary receipts representing any number of whole shares at the depositary’s office, unless the related depositary shares previously have been called for redemption, the holder of the depositary shares evidenced by the depositary receipts will be entitled to delivery of the number of whole shares of the related series of preferred stock and all money and other property, if any, underlying such depositary shares. However, once such an exchange is made, the preferred stock cannot thereafter be re-deposited in exchange for depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock on the basis set forth in the applicable prospectus supplement. If the depositary receipts delivered by the holder evidence a number of depositary shares representing more than the number of whole shares of preferred stock of the related series to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of Depositary Agreement. The form of depositary receipt evidencing the depositary shares and any provision of the applicable depositary agreement may at any time be amended by agreement between us and the depositary. We may, with the consent of the depositary, amend the depositary agreement from time to time in any manner that we desire. However, if the amendment would materially and adversely alter the rights of the existing holders of depositary shares, the amendment would need to be approved by the holders of at least a majority of the depositary shares then outstanding.

The depositary agreement may be terminated by us or the depositary if:

●	all outstanding depositary shares have been redeemed; or

●	there has been a final distribution in respect of the shares of preferred stock of the applicable series in connection with our liquidation, dissolution or winding up and such distribution has been made to the holders of depositary receipts.

Resignation and Removal of Depositary. The depositary may resign at any time by delivering to us notice of its election to do so. We may remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment.

Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of any depositary arrangements. We will pay all charges of each depositary in connection with the initial deposit of the preferred shares of any series, the initial issuance of the depositary shares, any redemption of such preferred shares and any withdrawals of such preferred shares by holders of depositary shares. Holders of depositary shares will be required to pay any other transfer taxes.

Notices. Each depositary will forward to the holders of the applicable depositary shares all notices, reports and communications from us which are delivered to such depositary and which we are required to furnish the holders of the preferred stock represented by such depositary shares.

Miscellaneous. The depositary agreement may contain provisions that limit our liability and the liability of the depositary to the holders of depositary shares. Both the depositary and we are also entitled to an indemnity from the holders of the depositary shares prior to bringing, or defending against, any legal proceeding. We or any depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed by us to be competent and on documents believed by us or them to be genuine.

Purchase Contracts

We may issue purchase contracts, representing contracts obligating holders to purchase from us, and us to sell to the holders, a specific or varying number of common stock, preferred stock, warrants, depositary shares or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of common stock, preferred stock, warrants, depositary shares, or any combination of the above. The price of the securities and other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as a part of a unit that consists of (a) a purchase contract and (b) one or more of the other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing, which may secure the holders’ obligations to purchase the securities under the purchase contract. The purchase contracts may require us to make periodic payments to the holders or require the holders to make periodic payments to us. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations under the contracts in a manner specified in the applicable prospectus supplement.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the Commission, forms of the purchase contracts and purchase contract agreement, if any. The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

●	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

●	whether the purchase contracts are to be prepaid or not;

●	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

●	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

●	whether the purchase contracts will be issued in fully registered or global form; and

●	any applicable federal income tax considerations; and

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the Commission, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our Articles of Incorporation and Bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of our Company or changing our Board of Directors and management. According to our Bylaws and Articles of Incorporation, neither the holders of our common stock nor the holders of our preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of our issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace our Board of Directors or for a third party to obtain control of our Company by replacing our Board of Directors.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, generally prohibit a Nevada corporation with at least 200 stockholders of record, a “resident domestic corporation,” from engaging in various “combination” transactions with any “interested stockholder” unless certain conditions are met or the corporation has elected in its articles of incorporation to not be subject to these provisions.

A “combination” is generally defined to include (a) a merger or consolidation of the resident domestic corporation or any subsidiary of the resident domestic corporation with the interested stockholder or affiliate or associate of the interested stockholder; (b) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, by the resident domestic corporation or any subsidiary of the resident domestic corporation to or with the interested stockholder or affiliate or associate of the interested stockholder having: (i) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the resident domestic corporation, (ii) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the resident domestic corporation, or (iii) 10% or more of the earning power or net income of the resident domestic corporation; (c) the issuance or transfer in one transaction or series of transactions of shares of the resident domestic corporation or any subsidiary of the resident domestic corporation having an aggregate market value equal to 5% or more of the resident domestic corporation to the interested stockholder or affiliate or associate of the interested stockholder; and (d) certain other transactions with an interested stockholder or affiliate or associate of the interested stockholder.

An “interested stockholder” is generally defined as a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation’s voting stock. An “affiliate” of the interested stockholder is any person that directly or indirectly through one or more intermediaries is controlled by or is under common control with the interested stockholder. An “associate” of an interested stockholder is any (a) corporation or organization of which the interested stockholder is an officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of voting shares of such corporation or organization; (b) trust or other estate in which the interested stockholder has a substantial beneficial interest or as to which the interested stockholder serves as trustee or in a similar fiduciary capacity; or (c) relative or spouse of the interested stockholder, or any relative of the spouse of the interested stockholder, who has the same home as the interested stockholder.

If applicable, the prohibition is for a period of two years after the date of the transaction in which the person became an interested stockholder, unless such transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders; and extends beyond the expiration of the two-year period, unless (a) the combination was approved by the board of directors prior to the person becoming an interested stockholder; (b) the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder; (c) the transaction is approved by the affirmative vote of a majority of the voting power held by disinterested stockholders at a meeting called for that purpose no earlier than two years after the date the person first became an interested stockholder; or (d) if the consideration to be paid to all stockholders other than the interested stockholder is, generally, at least equal to the highest of: (i) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, plus compounded interest and less dividends paid, (ii) the market value per share of common shares on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, plus compounded interest and less dividends paid, or (iii) for holders of preferred stock, the highest liquidation value of the preferred stock, plus accrued dividends, if not included in the liquidation value. With respect to (i) and (ii) above, the interest is compounded at the rate for one-year United States Treasury obligations from time to time in effect.

Applicability of the Nevada business combination law would discourage parties interested in taking control of our company if they cannot obtain the approval of our board of directors. These provisions could prohibit or delay a merger or other takeover or change in control attempt and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, apply to “issuing corporations,” which are Nevada corporations with at least 200 stockholders of record, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, unless the corporation has elected to not be subject to these provisions.

The control share statute prohibits an acquirer of shares of an issuing corporation, under certain circumstances, from voting its shares of a corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: (a) one-fifth or more but less than one-third, (b) one-third but less than a majority, and (c) a majority or more, of the outstanding voting power. Generally, once a person acquires shares in excess of any of the thresholds, those shares and any additional shares acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes.

The effect of the Nevada control share statute is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our company.

Listing

Our common stock is traded on OTC Pink market under the symbol “CLWD.”

Transfer Agent

The transfer agent and registrar for our common stock is Worldwide Stock Transfer, LLC. The transfer agent’s address 1 University Plaza Suite 505, Hackensack, NJ 07601 and its telephone number is +1-201-820-2008.

FORMS OF SECURITIES

Each security may be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

The specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement.

Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments to holders with respect to securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents, the unit agents or any other agent of the Company, agent of the trustees, the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other payment or distribution to holders of that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus and certain other legal matters as to Nevada law will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated by reference into this prospectus have been so included in reliance on the reports of M&K CPAs, PLLC, an independent registered public accounting firm, related to the consolidated financial statements as of December 31, 2019 and 2018 and for the years then ended, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC from the SEC’s internet site.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” in this prospectus certain documents we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the Commission and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the Commission and they are incorporated herein by reference as of their respective dates of filing.

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Commission on April 16, 2020, as amended by Form 10K/A filed with the Commission on May 22, 2020;

●	Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2020, filed with the Commission on May 15, 2020, for the quarterly period ended June 30, 2020, filed with the Commission on August 14, 2020, and for the quarterly period ended September 30, 2020, filed with the Commission on November 13, 2020; and

●	Our Current Reports on Form 8-K and 8-K/A filed with the Commission April 29, 2020, May 12, 2020, May 20, 2020, June 16, 2020, June 18, 2020, June 24, 2020, June 26, 2020, July 15, 2020, July 20, 2020, July 28, 2020, October 28, 2020, January 11, 2021, and January 15, 2021., February 2, 2021, and February 9, 2021.

All documents that we filed with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting our chief financial officer, c/o CloudCommerce, Inc., at 321 Sixth Street, San Antonio, TX 78215.  Our telephone number is +1-805-964-3313. Information about us is also available at our website at www.cloudcommerce.com. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

85,000,000 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 57,857,143 Shares of Common Stock

Warrants to Purchase up to 142,857,143 Shares of Common Stock

Placement Agent Warrants to Purchase up to 10,714,286 Shares of Common Stock

Up to 211,428,572 Shares of Common Stock underlying Warrants, Pre-Funded Warrants and Placement Agent Warrants

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

February 19, 2021